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                                                                 EXHIBIT 10.17.2

Silicon Valley Bank

                          Amendment to Loan Documents

Borrower:  Natus Medical Incorporated
Address:   1501 Industrial Road
           San Carlos, California 94070

Date:      June 18, 2001


     THIS AMENDMENT TO LOAN DOCUMENTS is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower"), with reference to the various loan and security agreements and other documents, instruments and agreements between silicon and Borrower (or its predecessor-in-interest(s)), including but not limited to that certain Amended and Restated Loan and Security Agreement, dated April 2, 1998 (as amended, if at all, the "Existing Loan Agreement"; the Existing Loan Agreement and all related documents, instruments and agreements may be referred to collectively herein as the "Existing Loan Documents").

     The Parties agree to amend the Existing Loan Documents, as follows:

     1. Present Loan Balance. Borrower acknowledges that the present unpaid principal balance of the Borrower's indebtedness, liabilities and obligations to Silicon under the Existing Loan Documents, including interest accrued through 6/18/2001 is $1,000,000.00 (the "Present Loan Balance"), and that said sum is due and owing without any defense, offset, or counterclaim of any kind.

     2. Amendment to Existing Loan Documents. The Existing Loan Documents are hereby amended in their entirety to read as set forth in the Loan and Security Agreement, and related documents, being executed concurrently (collectively, the "New Loan Documents"). The Borrower acknowledges that the Present Loan Balance shall be the opening balance of the Loans pursuant to the New Loan Documents as of the date hereof, and shall, for all purposes, be deemed to be Loans made by Silicon to the Borrower pursuant to the New Loan Documents. Notwithstanding the execution of the New Loan Documents, the following Existing Loan Documents shall continue in full force and effect and shall continue to secure all present and future indebtedness, liabilities, guarantees and other Obligations (as defined in the New Loan Documents): All standard documents of Silicon entered into by the Borrower in connection with Letters of Credit and/or Foreign Exchange Contracts; all security agreements, collateral assignments and mortgages, including but not limited to those relating to patents, trademarks, copyrights and other intellectual property (including that certain Collateral Assignment, Patent Mortgage and Security Agreement, dated May 18, 1994 (as amended, if at all)); all lockbox agreements and/or blocked account agreements; and all UCC-1 financing statements and other

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documents filed with governmental offices which perfect liens or security interests in favor of Silicon. In addition, in the event the Borrower has previously issued any stock options, stock purchase warrants or securities to Silicon, the same and all documents and agreements relating thereto shall also continue in full force and effect.

     3. General Provisions. This Amendment and the New Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Borrower:                                 Silicon:

 NATUS MEDICAL INCORPORATED               SILICON VALLEY BANK


 By /s/ Tim Johnson                       By     (signature illegible)
    ----------------------------                 --------------------------
    President or Vice President           Title  Account Manager
                                                 ----------------

 By /s/ William Lawrenson
    -----------------------------------
          Secretary or Ass't Secretary

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